UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2014

Neff Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36752	30-0843609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3750 N.W. 87th Avenue, Suite 400 Miami, FL 33178	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, include area code: (305) 513-3350

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                                  Effective February 3, 2015, Mr. Westley Parks, age 52, was promoted to the position of Chief Operating Officer of Neff Corporation (the “Company”). Mr. Parks joined Neff Rental LLC in 1995 as a regional manager and in 1998 was promoted to his most recent role as Vice President — Atlantic Region.  Prior to 1995, Mr. Parks was employed by Hertz Equipment Rental Corporation, Grace Equipment and Lane Crane and Equipment. Mr. Parks and Neff Rental LLC are party to an employment letter, dated November 29, 2011.

In connection with Mr. Parks’ promotion, the Compensation Committee of the Board of Directors (the “Committee”) of the Company increased Mr. Parks’ annual base salary to $314,000 and increased his target annual bonus opportunity proportionately.  The Committee also approved the grant of option and restricted stock unit awards in respect of the Company’s Class A common stock to Mr. Parks with an aggregate grant-date fair value equal to $57,400, made effective on February 3, 2015.  The vesting and other terms of these option and restricted stock unit awards will be substantially similar to the terms of those received by Mr. Parks in connection with the Company’s initial public offering.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated February 3, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEFF CORPORATION

Date: February 4, 2014	By:	/s/ Mark Irion

Mark Irion
Chief Financial Officer

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